Contact:
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 486-2110
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 1st QUARTER EARNINGS

• Quarterly dividend of $0.36 per share: annualized dividend yield of 14.5%

• REIT taxable net income of $13.7 million, or $0.36 per share

• Return on average equity of 18.5%

• Net income of $19.0 million, or $0.51 per share

• Expanded business platform

SAN FRANCISCO, CA May 10, 2005 – Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended March 31, 2005 of $19.0 million, or $0.51 diluted earnings per share, and REIT taxable net income for the quarter ended March 31, 2005 of $13.7 million, or $0.36 per share. REIT taxable net income, not GAAP net income, is the basis upon which Luminent determines its dividends to stockholders in order to maintain its REIT status. The principal difference between GAAP net income and REIT taxable net income relates to the timing of the recognition of realized gains or losses on Eurodollar futures contracts used in Luminent’s liability management strategy.

Luminent declared a first quarter dividend of $0.36 per share which will be paid on May 20, 2005 to stockholders of record on April 12, 2005. Based on its per share closing stock price of $9.92 on May 9, 2005, the $0.36 first quarter dividend equates to an annualized dividend yield of 14.5%. This historical yield is not a predictor of Luminent’s future dividend yield.

“In the first quarter, Luminent again delivered a double-digit dividend yield to investors, as it did throughout 2004,” said Gail P. Seneca, Chairman and Chief Executive Officer. “Our team effectively managed our portfolio of extremely high quality, short duration mortgage-backed securities to produce attractive yields in a very challenging market, characterized by unrelenting pressure from the Federal Reserve. Each hike in rates drives up our cost of funding, and compresses our net interest margin. This is the reason why our dividend declined in the first quarter and will decline in the current quarter.”

“Nevertheless, Luminent is confident that its reliable and profitable spread lending business model will produce superior income returns over time,” said Trez Moore, President of Luminent. “Furthermore, we are now expanding Luminent’s business platform in a manner that should reduce our sensitivity to interest rates. Through securitization technology, Luminent will be able to better match fund its balance sheet and to sustain its spread income, even as interest rates change.”

“We are very optimistic about expanding our business model to include the full range of the capital structure in mortgage bonds and loans,” said Ms. Seneca. “Over time, Luminent shareholders will benefit from this expanded strategy and from the wealth of experience in mortgage credit and structuring on Trez Moore’s team. We expect not only to better sustain spread income with this model, but also to realize more spread income than we have historically achieved.”

At March 31, 2005, virtually all our mortgage assets were short duration and high-quality. At March 31, 2005, we held $4.6 billion in mortgage assets composed as follows: 2.6% adjustable-rate mortgages; 96.1% hybrid adjustable-rate mortgages; 1.2% short balloon mortgages and 0.1% other mortgage-backed securities. Approximately 62.1% of the assets were invested in agency securities, 37.8 % in AAA-rated, securitized, residential whole loan mortgages and 0.1% in non-rated securities. At March 31, 2005, the portfolio had a weighted-average amortized cost of 101.7% of face amount.

At March 31, 2005, the weighted-average coupon of the mortgage assets was 4.21%. For the quarter, our weighted-average yield on average earning assets was 3.65%. The principal payment rate on our mortgage-backed securities, an annual rate of principal paydowns for our mortgage-backed securities relative to the outstanding principal balance of our mortgage-backed securities, was 25% for the quarter ended March 31, 2005.

At March 31, 2005, total liabilities, including repurchase agreements and junior subordinated notes, was $4.1 billion. On a GAAP basis, which includes the benefits of futures amortization, our cost of liabilities for the quarter was 1.91%. Excluding the impact of futures amortization, our cost of liabilities was 2.35% for the quarter. On a GAAP basis, our net interest spread for the quarter was 1.74%, and excluding the impact of futures amortization was 1.30%. Net interest spread, adjusted for futures amortization, is an important driver of taxable income, which in turn, drives our dividend. The weighted-average days to rate reset of Luminent’s total liabilities was 228 days at March 31, 2005. Liability terms have been extended during the month of April.

Luminent’s return on average equity for the quarter ended March 31, 2005 was 18.5%. Luminent’s book value at March 31, 2005 was $387.9 million, or $10.15 per share. The book value at March 31, 2005 includes the impact of the cash distribution of $0.36 per share for the first quarter and the marks-to-market on its portfolio. Book value increased sharply in April 2005 as the bond market improved. For example, the unrealized loss on our mortgage-backed securities portfolio improved from $105.8 million at March 31, 2005 to $78.6 million at April 30, 2005. Luminent’s book value per share, excluding the unrealized marks-to-market on its portfolio and interest rate swaps, was $12.66 at March 31, 2005.

“We focus investor attention on book value without the impact of unrealized marks-to-market because Luminent intends to hold our short duration mortgage-backed securities and interest rate swaps portfolio to maturity,” said Ms. Seneca. “The value of that portfolio is always at work for our shareholders and will be fully realized at the maturity of the underlying securities. This book value of $12.66 represents the amount of equity truly at work for our stockholders in our investment strategy. At its per share closing stock price of $9.92 on May 9, 2005, LUM is trading well below its adjusted book value per share.”

Leverage, defined as total repurchase agreements plus junior subordinated notes divided by total stockholders’ equity, at March 31, 2005 was 10.5 times. Leverage, calculated using stockholders’ equity excluding the unrealized marks-to-market on the mortgage-backed securities portfolio and our interest rate swaps was 8.4 times at March 31, 2005. Leverage declined during the quarter.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and loans, thereby providing capital to the single family residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Luminent will hold a first quarter 2005 earnings conference call on Tuesday, May 10, 2005 at 10:00 a.m. PDT. The dial-in number is 1-800-573-4754 and the passcode is 70981990. A replay of the call will be available through May 24, 2005. The replay number is 1-888-286-8010 and the passcode is 63612960. The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-224-4325 and the passcode is 70981990. The international replay number is 1-617-801-6888 and the passcode is 63612960.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2005	2004
Assets:
	$	$
Cash and cash equivalents	12,380	10,581
Mortgage-backed securities available-for-sale, at fair value	233,486	186,351
Mortgage-backed securities available-for-sale, pledged as collateral,
at fair value	4,225,251	4,641,604
Interest receivable	17,705	18,861
Principal receivable	10,982	13,426
Futures contracts, at fair value	5,475	—
Swap contracts, at fair value	9,891	7,900
Other assets	1,640	1,105

Total assets	$4,516,810	$4,879,828

Liabilities:
Repurchase agreements	$4,034,922	$4,436,456
Junior subordinated notes	49,951	—
Cash distribution payable	13,770	15,959
Futures contracts, at fair value	—	1,073
Accrued interest expense	28,159	17,333
Management compensation payable, incentive compensation payable
and other related party liabilities	1,143	2,952
Accounts payable and accrued expenses	985	552

Total liabilities	4,128,930	4,474,325

Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 38,228,817 and 37,113,011 shares issued
and outstanding at March 31, 2005 and December 31, 2004, respectively	38	37
Additional paid-in capital	490,637	478,457
Deferred compensation	(3,818)	(2,207)
Accumulated other comprehensive loss	(94,760)	(61,368)
Accumulated distributions in excess of accumulated earnings	(4,217)	(9,416)

Total stockholders’ equity	387,880	405,503

Total liabilities and stockholders’ equity	$4,516,810	$4,879,828

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
(in thousands, except share and per share amounts)	2005	2004
Revenues:
Net interest income:
Interest income	$42,515	$20,204
Interest expense	20,539	6,827

Net interest income	21,976	13,377
Expenses:
Management compensation expense to related party	1,098	787
Incentive compensation expense to related parties	470	846
Salaries and benefits	208	96
Professional services	562	417
Board of directors expense	119	56
Insurance expense	138	220
Custody expense	51	67
Other general and administrative expenses	361	88

Total expenses	3,007	2,577

Net income	$18,969	$10,800

Net income per share – basic	$0.51	$0.43

Net income per share – diluted	$0.51	$0.43

Weighted-average number of shares outstanding – basic	37,207,135	25,077,736

Weighted-average number of shares outstanding – diluted	37,376,107	25,085,784

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

REIT taxable net income is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. The following table reconciles GAAP net income to REIT taxable net income for the three months ended March 31, 2005 and 2004:

	Three Months Ended
	March 31,
	2005	2004
(in thousands)
GAAP net income	$18,969	$10,800

Adjustments to GAAP net income:
Amortization of organizational costs	(8)	(8)
Addback unvested stock compensation expense for unvested options	1	2
Addback of stock compensation expense for unvested restricted common stock	507	161
Subtract stock compensation expense for vested restricted stock	(106)	—
Addback/(subtract) net hedge ineffectiveness (gains)/losses on futures and interest rate swap contracts	(708)	10
Subtract dividend equivalent rights on restricted stock	(182)	(12)
Subtract amortization of net realized gains on futures contracts	(4,728)	—
Subtract net realized losses on futures contracts	(4)	(412)
Net adjustments to GAAP net income/(loss)	(5,228)	(259)

REIT taxable net income	$13,741	$10,541

Undistributed REIT taxable net income for the three months ended March 31, 2005 and 2004 was as follows:

	Three Months Ended
	March 31,
	2005		2004
(in thousands, except per share data)
Undistributed REIT taxable net income, beginning of period	$1,791		$281
REIT taxable net income earned during period	13,741		10,541
Distributions declared during period, net of dividend equivalent rights on restricted stock	(13,588)		(10,422)
Undistributed REIT taxable net income, end of period	$1,944		$400

Cash distributions per share declared during period	$0.36		$0.42

Percentage of REIT taxable net income distributed	98.9	%	98.9	%

We believe that these presentations of our REIT taxable net income are useful to investors because they are directly related to the distributions we are required to make in order to retain our REIT status and to the calculations of the incentive compensation payable to related parties (before deducting incentive compensation, net operating losses and certain other items). There are limitations associated with REIT taxable net income, and by itself it is an incomplete measure of our financial performance over any period. As a result, our REIT taxable net income should be considered in addition to, and not as a substitute for, our GAAP-based net income as a measure of our financial performance.